Exhibit (99)(c)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,
(In millions, except per share data)	2006	2005
ASSETS
Cash and due from banks	$15,826	15,072
Interest-bearing bank balances	2,167	2,638
Federal funds sold and securities purchased under resale agreements	16,923	19,915

Total cash and cash equivalents	34,916	37,625

Trading account assets	45,529	42,704
Securities	108,619	113,698
Loans, net of unearned income	420,158	259,015
Allowance for loan losses	(3,360)	(2,724)

Loans, net	416,798	256,291

Loans held for sale	12,568	6,405
Premises and equipment	6,141	4,910
Due from customers on acceptances	855	824
Goodwill	38,379	21,807
Other intangible assets	1,635	1,208
Other assets	41,681	35,283

Total assets	$707,121	520,755

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	66,572	67,487
Interest-bearing deposits	340,886	257,407

Total deposits	407,458	324,894
Short-term borrowings	49,157	61,953
Bank acceptances outstanding	863	892
Trading account liabilities	18,228	17,598
Other liabilities	20,004	15,986
Long-term debt	138,594	48,971

Total liabilities	634,304	470,294

Minority interest in net assets of consolidated subsidiaries	3,101	2,900

STOCKHOLDERS’ EQUITY
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at December 31, 2006	—	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 1.904 billion shares at December 31, 2006	6,347	5,189
Paid-in capital	51,746	31,172
Retained earnings	13,723	11,973
Accumulated other comprehensive income, net	(2,100)	(773)

Total stockholders’ equity	69,716	47,561

Total liabilities and stockholders’ equity	$707,121	520,755

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In millions, except per share data)	2006	2005	2006	2005
INTEREST INCOME
Interest and fees on loans	$7,736	3,846	21,976	13,970
Interest and dividends on securities	1,491	1,486	6,433	5,783
Trading account interest	462	462	1,575	1,581
Other interest income	681	696	2,281	2,355

Total interest income	10,370	6,490	32,265	23,689

INTEREST EXPENSE
Interest on deposits	3,067	1,618	9,119	5,297
Interest on short-term borrowings	781	764	3,114	2,777
Interest on long-term debt	1,945	585	4,783	1,934

Total interest expense	5,793	2,967	17,016	10,008

Net interest income	4,577	3,523	15,249	13,681
Provision for credit losses	206	81	434	249

Net interest income after provision for credit losses	4,371	3,442	14,815	13,432

FEE AND OTHER INCOME
Service charges	646	555	2,480	2,151
Other banking fees	452	400	1,756	1,491
Commissions	633	573	2,406	2,343
Fiduciary and asset management fees	856	790	3,248	3,011
Advisory, underwriting and other investment banking fees	433	325	1,345	1,109
Trading account profits (losses)	29	(31)	535	286
Principal investing	142	135	525	401
Securities gains (losses)	47	(74)	118	89
Other income	742	316	2,132	1,338

Total fee and other income	3,980	2,989	14,545	12,219

NONINTEREST EXPENSE
Salaries and employee benefits	3,023	2,470	10,903	9,671
Occupancy	323	283	1,173	1,064
Equipment	314	277	1,184	1,087
Advertising	47	51	204	193
Communications and supplies	166	155	653	633
Professional and consulting fees	239	213	790	662
Other intangible amortization	141	93	423	416
Merger-related and restructuring expenses	49	58	179	292
Sundry expense	629	583	1,967	1,829

Total noninterest expense	4,931	4,183	17,476	15,847

Minority interest in income of consolidated subsidiaries	125	103	414	342

Income from continuing operations before income taxes	3,295	2,145	11,470	9,462
Income taxes	1,040	652	3,725	3,033

Income from continuing operations	2,255	1,493	7,745	6,429
Discontinued operations, net of income taxes	46	214	46	214

Net income	$2,301	1,707	7,791	6,643

PER COMMON SHARE DATA
Basic
Income from continuing operations	$1.20	0.97	4.70	4.13
Net income	1.22	1.11	4.72	4.27
Diluted
Income from continuing operations	1.18	0.95	4.61	4.05
Net income	1.20	1.09	4.63	4.19
Cash dividends	$0.56	0.51	2.14	1.94
AVERAGE COMMON SHARES
Basic	1,889	1,541	1,651	1,556
Diluted	1,922	1,570	1,681	1,585